UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 West 78th Street, Suite 520, Minneapolis, Minnesota		55435
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (952) 835-1874

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On June 22, 2017, the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) elected Lloyd E. Johnson, 63, to serve as a Class I Director for a term expiring at the Company’s Annual Meeting of Shareholders in 2018.

From 2004 to 2015, Mr. Johnson served as a global managing director, finance and internal audit for Accenture Corporation, a $33 billion global management consulting firm. Prior to joining Accenture, Mr. Johnson served as Executive Director, M&A and General Auditor for Delphi Automotive PLC, a $17 billion vehicle components manufacturer, from 1999 to 2004. From 1997 to 1999, he served as Corporate Vice President, Finance, and Chief Audit Executive for Emerson Electric Corporation, a $25 billion diversified global manufacturing company serving industrial, commercial and consumer markets. Earlier in his career, he held finance leadership roles at Sara Lee Knit Products, a division of Sara Lee Corporation; Shaw Food Industries, a privately-held food service supply company; and Harper, Wiggins & Johnson, CPA, a regional accounting firm. Mr. Johnson began his career in 1981 with Coopers & Lybrand, a global public accounting firm that became part of PricewaterhouseCoopers, a global public accounting firm. Mr. Johnson will serve on the Audit Committee of the Board.

There is no arrangement or understanding between Mr. Johnson and any other person pursuant to which Mr. Johnson was elected as a director. For his service as a non-employee member of the Board, Mr. Johnson will participate in the non-employee director compensation arrangements in effect during his service. Mr. Johnson will receive annual cash retainers of $60,000 for service as a director and $15,000 for service as a member of the Audit Committee of the Board. On June 22, 2017, Mr. Johnson, along with the Company’s other non-employee directors whose terms continued after the Company’s 2017 Annual Meeting of Shareholders, received a time-based restricted stock award of 1,720 shares of the Company’s common stock, which vests in three equal installments on the first three anniversaries of the date of grant. The closing price of the Company’s common stock on the NASDAQ Global Select Market on June 22, 2017 was $55.23. Mr. Johnson will also be eligible to participate in the Company’s Deferred Compensation Plan for Non-Employee Directors and Charitable Matching Contributions Program for Non-Employee Directors described under the heading “Non-Employee Director Compensation” in the Company’s proxy statement delivered in connection with its 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) as filed with the Securities and Exchange Commission on May 8, 2017. There are no related person transactions involving Mr. Johnson that are reportable under Item 404(a) of Regulation S-K. Mr. Johnson does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

A copy of the press release announcing Mr. Johnson’s election is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2017, at the Annual Meeting of Shareholders, the shareholders voted on the following:

(1)	A proposal to elect two Class I directors for three-year terms ending in the year 2020 and one Class II director for a one-year term ending in the year 2018. Each of the director nominees was elected and received the following votes:

Class I Directors	For	Withhold	Broker Non-Votes
Donald A. Nolan	23,901,737	885,086	2,077,774
Patricia K. Wagner	23,908,230	878,593	2,077,774

Class II Director	For	Withhold	Broker Non-Votes
Robert J. Marzec	23,865,106	921,717	2,077,774

(2)	An advisory (non-binding) vote to approve the Company’s executive compensation. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
23,919,259	827,637	39,927	2,077,774

(3)	An advisory (non-binding) vote on the frequency of shareholder advisory votes on the Company’s executive compensation. The shareholders selected a frequency of one year and the proposals received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
21,286,032	51,205	3,430,036	19,550	2,077,774

(4)	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 3, 2018. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
26,662,337	187,718	14,542	–

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Apogee Enterprises, Inc. on June 22, 2017.*

*    Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel

Date:    June 28, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Apogee Enterprises, Inc. on June 22, 2017.*

*    Furnished herewith

5